                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 29, 2000
                  --------------------------------------------
                                (Date of Report)

                              NETWORK COMMERCE INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Washington                     000-26707                   91-1628103
----------------------------     ---------------------       -------------------
(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
     of Incorporation)                                       Identification No.)

           411 First Avenue South, Suite 200 North, Seattle, WA 98104
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                 (206) 223-1996
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                SHOPNOW.COM INC.
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On September 29, 2000, Network Commerce Inc. completed a private placement in which it issued convertible promissory notes in the aggregate principal amount of $20 million to Capital Ventures International.

     In connection with the private placement, Network Commerce also issued to Capital Ventures International warrants to purchase up to 4,050,633 shares of Network Commerce common stock at an exercise price of $10.375 per share. The warrants have a term of five years.

     The promissory notes bear an interest rate of 6%, compounded annually. The principal amount of the notes plus accrued and unpaid interest automatically convert into shares of Network Commerce common stock upon the effectiveness of a registration statement covering the resale of the shares issuable upon the conversion of the promissory notes and upon the exercise of the warrants, subject to the limitation that the notes shall not convert to the extent that the right to effect such conversion would result in Capital Ventures International beneficially owning more than 4.99% of the outstanding shares of Network Commerce common stock. If the limitation applies, then the rest of the notes shall convert one year following the effectiveness of the registration statement. If the registration statement is not declared effective by the maturity date, then the outstanding principal and interest under the notes shall become due and payable. The conversion price is initially $7.50 and upon the effective date of registration statement shall be reduced (if lower) to 95% of the average closing bid price of Network Commerce's common stock during the 20 trading days immediately prior to the effective date of the registration statement, but in no event greater than the closing bid price on the last trading day immediately prior to the effective date of the registration statement.

     The conversion price of the promissory notes and the exercise price of the warrants are subject to antidilution adjustments.

     The convertible promissory notes, the warrants and the common stock issuable upon the conversion of the promissory notes and the exercise of the warrants were not registered under the Securities Act of 1933, as amended, pursuant to the exemption set forth in Section 4(2) thereunder. Network Commerce has agreed to file a registration statement covering the resale of the common stock issuable upon the conversion of the promissory notes and the exercise of the warrants within 30 days following the issuance of the promissory notes and warrants.

     In connection with the private placement, Network Commerce paid $500,000 and issued a warrant to purchase 85,000 shares of common stock at an exercise price of $8.39 per share to a placement agent as a finder's fee. The warrant and the common stock issuable upon the exercise of the warrant were not registered under the Securities Act of 1933, pursuant to an exemption set forth in Section 4(2) thereunder.

     The agreements signed in connection with the private placement are filed as exhibits to this report and are incorporated into this report by reference. This summary of the terms of the private placement is not complete, and you should refer to the exhibits for a copy of the actual agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  EXHIBITS

                                       2


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        10.1    Securities Purchase Agreement, dated as of September 28, 2000, between Network Commerce Inc. and Capital Ventures International.

        10.2 Registration Rights Agreement, dated as of September 28, 2000, between Network Commerce Inc. and Capital Ventures International.

        10.3    Form of Convertible Promissory Note

        10.4    Form of Warrant


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETWORK COMMERCE INC.


Dated:  October 3, 2000               By /s/ Alan D. Koslow
                                        -------------------------------
                                       Alan D. Koslow
                                       Executive Vice President,
                                       Chief Financial Officer
                                       General Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
    10.1            Securities Purchase Agreement, dated as of September 28,
                    2000, between Network Commerce Inc. and Capital Ventures
                    International.

    10.2            Registration Rights Agreement, dated as of September 28,
                    2000, between Network Commerce Inc. and Capital Ventures
                    International.

    10.3            Form of Convertible Promissory Note

    10.4            Form of Warrant